PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON XXXXXX, 2020

Proxy is Solicited by the Board of Directors

Please Vote by XXXXXX, 2020

The undersigned stockholder of Pacific Oak Strategic Opportunity REIT II, Inc., a Maryland corporation, hereby appoints Keith D. Hall, Peter McMillan III and Michael A. Bender, and each of them, as proxy and attorney-in-fact for the undersigned, each with the power to appoint his substitute, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of Pacific Oak Strategic Opportunity REIT II, Inc. to be held on XXXXX, 2020 at [        ] a.m. Pacific Time, at www.proxydocs.com/pacoak, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the proxy statement/ prospectus for the Special Meeting, which includes a Notice of Special Meeting of Stockholders, and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3. The proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn or postpone the Special Meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the [    ], 2020 meeting date.

Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature and Title, if applicable

Additional signature (if held jointly)

Date

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

Exhibit 99.3

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY:

INTERNET
Go To: www.proxydocs.com/pacoak
•	Cast your vote online.
•	Have your Proxy Card ready.
•	Follow the simple instructions to record your vote.

PHONE
Call 1-844-926-2211
•	Use any touch-tone telephone.
•	Have your Proxy Card ready.
•	Follow the simple recorded instructions.

MAIL
•	Mark, sign and date your Proxy Card.
•	Fold and return your Proxy Card in the postage-paid envelope provided with the address below showing through the window.

ATTEND THE VIRTUAL MEETING
•	You can register to attend and vote at the virtual Special Meeting at www.proxydocs.com\pacoak and follow the instructions. Deadline for registration is xxxx, 2020 at 2:00 p.m. Pacific Time.

CONTROL NUMBER
Scan code for mobile voting

P.O. BOX 8035, CARY, NC 27512-9916

L PXY-SP Pac -V5

EVERY STOCKHOLDER’S VOTE IS IMPORTANT!

This communication presents only an overview of the more complete proxy materials that are available to you in this packet and on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement is available at: www.proxydocs.com/pacoak

PLEASE AUTHORIZE YOUR PROXY TODAY!

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3. IF NO SPECIFICATIONS ARE MADE, SUCH PROXY WILL BE VOTED “FOR” ALL PROPOSALS LISTED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. EXAMPLE:  ⬛

		FOR	AGAINST	ABSTAIN
1.	A proposal to approve the merger (the “Merger”) of Pacific Oak Strategic Opportunity REIT II, Inc. with and into Pacific Oak SOR II, LLC , an indirect wholly owned subsidiary of Pacific Oak Strategic Opportunity REIT, Inc., pursuant to the Agreement and Plan of Merger, dated as of February 9, 2020, by and among Pacific Oak Opportunity REIT, Inc., Pacific Oak SOR II, LLC and Pacific Oak Strategic Opportunity II, Inc. which we refer to as the “Merger Proposal.”	☐	☐	☐

2.	A proposal to approve the amendment of the charter of Pacific Oak Strategic Opportunity REIT II, Inc., to remove the provision related to “Roll-Up Transactions” in connection with the Merger, which we refer to as the “SOR II Charter Amendment Proposal.”	☐	☐	☐

3.	A proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal and/or the SOR II Charter Amendment Proposal if there are not sufficient votes to approve the Merger Proposal and/or SOR II Charter Amendment Proposal, if necessary and as determined by the chair of the Special Meeting.	☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE

L PXY-SP PAC-V5

** BE SURE TO HAVE THE BELOW ADDRESS SHOW THROUGH THE WINDOW OF THE ENCLOSED BUSINESS REPLY ENVELOPE **